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                                                                   EXHIBIT 10.13


                     AGREEMENT OF EXSORBET INDUSTRIES, INC.

         Exsorbet Industries, Inc. hereby indicates that it has no legal basis to object to the option agreement between those stockholders identified in Exhibit "A" attached hereto and American Physicians Service Group, Inc. Therefore, Exsorbet Industries, Inc. agrees that it has no basis to fail to consent to the terms of such option agreement.

         As such, Exsorbet Industries, Inc. indicates that it will be lawfully bound to comply with the provisions of the option agreement, in all particulars, and specifically including sections 4, 5, 6, 7, and 8.

         Exsorbet Industries, Inc., therefore, indicates that it will comply with the provisions of the option agreement and the direction of those persons indicated on Exhibit "A," as are necessary for such persons to comply with the individual agreements existing between such persons and American Physicians Service Group, Inc.

         The provisions of this Agreement shall be enforceable against Exsorbet Industries, Inc. Upon failure of Exsorbet Industries, Inc. to comply in all particulars with the provisions of this Agreement, this Agreement shall be enforceable by specific performance, injunctive relief, or otherwise. Exsorbet Industries, Inc. consents to the exclusive jurisdiction of the Courts in Travis County, Texas for enforcement of any of the provisions of this Agreement.

         Exsorbet Industries, Inc. has further indicated to American Physicians Service Group, Inc., and hereby represents and warrants, that in the event of election of the option to acquire the shares specified in such option agreements and following failure of delivery of the shares within 60 days after November 30, 1996, that Exsorbet Industries, Inc. will take such steps to insure that the number of shares not previously delivered are delivered to American Physicians Service Group, Inc., at the same cost, without regard to whether such shares should come from an individual shareholder or be issued by Exsorbet Industries, Inc.

         This Agreement shall be construed in accordance with the laws and statutes of the State of Texas.

                                                   EXSORBET INDUSTRIES, INC.



                                                   By: /s/ James Connors
                                                       Title: Vice-President



         Executed on this 30th day of September, 1996.